Exhibit 99.5

SPECIAL MEETING OF SHAREHOLDERS OF

VALLEY NATIONAL BANCORP

Thursday, December 14, 2017

Important Notice Regarding The Availability Of Proxy Materials For The Shareholder Meeting To Be Held On Thursday, December 14, 2017.

The Proxy Statement Is Available At The Following Weblink:

http://www.valleynationalbank.com/filings.html

ADMISSION TICKET

You may attend the meeting only if you own shares of common stock at the close of business on Monday, October 23, 2017. Attendance at the meeting is limited to shareholders or their proxy holders and Valley guests. Please bring this admission ticket with you to the meeting and allow ample time for the admission process.

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

00030300000000001000 7	121417

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Approval of the issuance of up to 76,334,259 shares of Valley National Bancorp common stock in connection with the merger with USAmeriBancorp, lnc.

2. Approval of a proposal to authorize the Board of Directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the issuance of up to 76,334,259 shares of Valley National Bancorp common stock in connection with the merger with USAmeriBancorp, lnc, or to vote on other matters properly before such special meeting

FOR AGAINST ABSTAIN ☐ ☐ ☐ ☐ ☐ ☐
lf no specification is made, this proxy will be voted FOR Proposals 1 and 2 listed above.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF

VALLEY NATIONAL BANCORP

Thursday, December 14, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER

ACCOUNT NUMBER
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Important Notice Regarding The Availability Of Proxy Materials For The Shareholder Meeting To Be Held On Thursday, December 14, 2017 . The Proxy Statement Is Available At The Following Weblink: www.valleynationalbank.com/filings.html

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

∎

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			FOR	AGAINST	ABSTAIN
		1. Approval of the issuance of up to 76,334,259 shares of Valley National Bancorp common stock in connection with the merger with USAmeriBancorp, lnc.	☐	☐	☐

2. Approval of a proposal to authorize the Board of Directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the issuance of up to 76,334,259 shares of Valley National Bancorp common stock in connection with the merger with USAmeriBancorp, lnc, or to vote on other matters properly before such special meeting

			☐	☐	☐
If no specification is made, this proxy will be voted FOR Proposals 1 and 2 listed above.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

∎

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

ADMISSION TICKET

You may attend the meeting only if you own shares of common stock at the close of business on Monday, October 23, 2017. Attendance at the meeting is limited to shareholders or their proxy holders and Valley guests. Please bring this admission ticket with you to the meeting and allow ample time for the admission process.

☐                    ⬛

VALLEY NATIONAL BANCORP

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

THURSDAY, DECEMBER 14, 2017

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alan D. Eskow, lra Robbins and Rudy E. Schupp, and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned’s name at the Special Meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at Valley National Bank’s office located at 100 Furler Street, Totowa, New Jersey, on Thursday, December 14, 2017 at 3:00 p.m., local time, and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified on the reverse side. lf no choice is specified, the proxy will be voted FOR proposals 1 and 2. Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

(Continued and to be signed on the reverse side.)

⬛